                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, dated as of the _____ day of _____________ 1996, between NCO FINANCIAL SYSTEMS, INC., a Pennsylvania corporation with its principal offices at 1740 Walton Road, Blue Bell, PA 19422 (the "Company") and BERNARD R. MILLER, an individual residing at 1723 Country Club Drive, Cherry Hill, N.J., (the "Employee").

         In consideration of their mutual promises and covenants set forth herein, and intending to be legally bound hereby, the Company and the Employee agree as follows:

         1. Employment. The Company hereby employs the Employee and the Employee accepts such employment on the terms and conditions hereinafter set forth.

         2. Term. The term of this Agreement shall be for a period of five (5) years commencing on the date hereof (the "Term").

         3. Duties. The Employee is engaged hereunder as the Company's Senior Vice President with his duties including, but not being limited to, heading and advising on general planning and development strategies for the Company, and such other or further duties and services of a similar nature as may be reasonably required of him or assigned to him by the Company's Chief Executive Officer or Board of Directors. Employee shall at all times be subject to the supervision of the President and Board of Directors of the Company.

         The Employee shall devote his full business time, attention, energies and best efforts to the performance of his duties hereunder and to the promotion of the business and interests of the Company and of any corporate subsidiaries or affiliated companies.

         4.       Compensation; Benefits; and Expenses.

                  (a) Compensation. In addition to the items set forth below, the Employee's compensation for the services to be provided by him pursuant to this Agreement is set forth on the attached Exhibit "A".

                  (b) Benefits. The Employee shall be entitled to participate in all insurance, vacation and other fringe benefit programs of the Company to the extent and on the same terms and conditions as are accorded to other executive employees of the Company. As part of the above, the Employee's benefits shall include disability insurance (75% of the Base Salary)commencing as of June 1, 1994, with respect to life insurance, in addition to the Company's rights as set forth at paragraph 5 below, the Company agrees to pay up to $1,500 per quarter (three (3) month period) toward any additional life insurance owned or beneficially owned by the Employee upon presentation by the Employee of premium invoices to the Company and the company shall receive the right to the equity held in such policy, with the death benefit payable to the Employee or the Employee's designated beneficiaries net of such equity in the policy. The Employee and the Company agree that the sole tax implication of this Agreement is that the Company shall include the "economic benefit" of such policy annually in the Employee's compensation. Furthermore, the Employee shall receive a car leased by the Company, to the Employee's reasonable satisfaction.

                  (c) Business Expenses. The Company will pay, or reimburse the Employee for, all ordinary and reasonable out-of-pocket business expenses incurred by the Employee in connection with his performance of services hereunder during the employment term in accordance with the Company's expense authorization and approval procedures then in effect upon presentation to the Company of an itemized account and written proof of such expenses. All expenses related to the operation of the Employee's car shall be covered by the Company.

                  (d) Entire Compensation. The compensation provided for in this Agreement is in full payment of the services to be rendered by the Employee to the Company hereunder.

         5. Insurance. The Company, in its sole discretion and at its own expense, may apply for and procure in its own name and for its own benefit or the benefit of the Employee key man or buy-sell life insurance on the life of the Employee in any amount or amounts considered advisable by the Company, and the Employee shall submit to any medical or other examination and execute and deliver such application or other instrument as may be reasonably necessary to effectuate such insurance. The Company shall also have the right to assume any insurance policies of the Employee in existence at the time employment hereunder commences. At such time as the

Employee's employment is terminated or if the Employee ceases to be a shareholder in the Company, the Employee shall have the right to purchase from the Company any insurance policies at such policy's cash surrender value, owned in whole or in part by the Company on the life or health of the Employee.

         6.       Death or Total Disability of the Employee.

                  (a) Death. In the event of the death of the Employee during the Term of this Agreement or any extension thereof, compensation payments shall continue in accordance with the provisions of paragraph 8 of this Agreement.

                  (b) Total Disability. In the event of the Total Disability (as that term is hereinafter defined) of the Employee, the Company shall have the right to terminate the Employee's employment hereunder by giving the Employee thirty (30) days' written notice thereof. The foregoing notwithstanding, compensation payments shall continue in accordance with the provisions of paragraph 8 of this Agreement, provided that if the Employee, during any period of disability, including after termination of this Agreement, receives any periodic payments representing lost compensation under any health and accident policy or under any salary continuation insurance policy, the premiums for which have been paid by the Company, the amount of the Base Salary that the Employee would be entitled to receive from the Company shall be decreased by the amounts of such payments.

                  The term "Total Disability," when used herein, shall mean a mental, emotional or physical condition which rendered the Employee for a period of six (6) consecutive months, during the Term of this Agreement, unable or incompetent to carry out, on a substantially full-time basis, the job responsibilities he held or tasks that he was assigned at the time the disability was incurred. The Employee agrees, in the event of any dispute as to the determination made pursuant to this paragraph, to submit to a physical or other examination by a licensed physician selected by the Company, the cost of which examination shall be paid by the Company.

         7. Termination of Employment. In addition to termination pursuant to paragraph 6 above, the Company, following prior written notice to the Employee, may discharge the Employee and thereby terminate his employment hereunder for the following reasons: (a) ("for cause") (i) habitual intoxication; (ii) refusal to submit to treatment of an existing drug addiction; (iii) conviction of a felony; (iv) willful misconduct by the Employee in connection with the performance of his duties; (v) dishonesty, fraud or misappropriation of funds of the Company; (vi) insubordination or refusal to comply with a lawful directive of the Chief Executive Officer of the Company or his designee; or
(vii) the Employee's breach of this Agreement in any manner or respect which is committed in bad faith and without reasonable belief that such action is in the best interest of the Company.

         8. Payment Upon Termination. If the Employee dies during the Term, or if this Agreement is terminated by the Company for any reason other than the causes set forth in paragraph 7 hereof, the Company shall continue to pay the Employee's full compensation, including bonuses, for the balance of the Term. Such compensation shall be paid to the Employee, or his widow, or, if she is not then living, to the Employee's estate. If the Employee is terminated for any reason set forth in Section 7 hereof or if the Employee voluntarily terminates his employment, he shall receive no further compensation except such amounts as shall have accrued as of the date of termination.

         9. Non-Disclosure. The Employee recognizes and acknowledges that he will have access to certain confidential information of the Company and that such information constitutes valuable, special and unique property of the Company. The Employee agrees that he will not, for any reason or purpose whatsoever, during or after the term of his employment, disclose any of such confidential information to any party without express authorization of the Company, except as necessary in the ordinary course of performing his duties hereunder.


         10. Noncompetition. The Employee agrees that during the term of this Agreement and any extension thereof, and for a period of two (2) years after the Company ceases to pay the Employee any compensation pursuant to the terms of this Agreement, the Employee shall not, unless acting pursuant hereto or with the prior written consent of the Board of Directors of the Company, directly or indirectly:

                  (a) solicit business from or perform services for, any person, company or other entity which at any time during the Employee's employment by the Company is a client or customer of the Company if such business or services are of the same general character as those engaged in or performed by the Company;

                  (b) solicit for employment or in any other fashion hire any of the employees of the Company;

                  (c) own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with any business or enterprise engaged in the business of debt collection or any other business engaged in by the Company or any of its affiliates in all those geographic areas in which the Company or any of its affiliates does business;

                  (d) use or permit his name to be used in connection with any business or enterprise engaged in the business of debt collection or any other business engaged in by the Company or any of its affiliates in all those geographic area in which the Company or any of its affiliates does business; or

                  (e) use the name of the Company or any name similar thereto, but nothing in this clause shall be deemed, by implication, to authorize or permit use of such name after expiration of the period covered by this paragraph.

In the event that any provisions of this paragraph should ever be adjudicated to exceed the time, geographic, service or product limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service or product limitations permitted to applicable law.

         11.      Equitable Relief; Survival.

                  (a) The Employee acknowledges that the restrictions contained in paragraphs 9 and 10 hereof are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company, and that any violation of any provisions of those paragraph will result in irreparable injury to the Company. The Employee also acknowledges that the Company shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event of any such violation, the Company shall be entitled to commence and action for temporary and permanent injunctive relief and other equitable relief in any court of competent jurisdictions and Employee further irrevocably submits to the jurisdiction of any Pennsylvania court of Federal court sitting in the Eastern District of Pennsylvania over any suit, action or proceeding arising out of or relating to paragraphs 8 or 9. The Employee hereby waives, to the fullest extent permitted by law, any objection that he may now or hereafter have to such jurisdiction or to the venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in any inconvenient forum. Effective service of process may be made upon the Employee by mail under the notice provisions contained in paragraph 14 hereof.

                  (b) Survival of Covenants. The provisions of paragraphs 8, 9 and 10 shall survive the termination of this Agreement.

         12. Remedies Cumulative; No Waiver. No remedy conferred upon the Company by this Employment Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company from time to time and as often as may be deemed expedient or necessary by the Company in its sole discretion.

         13. Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

         14. Notices. All notices, request, demands, claims and other communications hereunder will be in writing. Any notices, requests, demands, claims or communications hereunder shall be deemed fully given if such are sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to the Company:  1740 Walton Road
                                                   Blue Bell, PA  19422

                  with copy to:                    Joshua Gindin, Esquire
                                                   230 S. Broad St., 20th Floor
                                                   Philadelphia, PA  19102

                  If to the Employee:                1723 Country Club Drive
                                                     Cherry Hill, NJ  08003


Any party hereto may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, facsimile, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party hereto may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

         15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Pennsylvania.

         16. Indemnification: The Company shall indemnify the Employee and hold him harmless for all acts or decisions made by him in good faith while performing services for the Company. the Company shall pay all expenses including attorney's fees, actually and necessarily incurred by the Employee in connection with the defense of any act, suit or proceeding and in connection with any related appeal including the cost of court settlements.

         17. Contents of Agreement; Amendment and Assignment. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes and is instead of all other employment arrangement between the Employee and the Company. This agreement cannot be changed, modified or terminated except upon written amendment duly executed by the parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties on the date first above written.



Attest:                                        NCO Financial Systems, Inc.



                      [SEAL]                   BY:
                                                  --------------------------
                                                  Michael Barrist, President


Witness:                                       The Employee:



 ---------------------------                   -----------------------------
                                               Bernard R. Miller

                                   EXHIBIT "A"
                                  COMPENSATION


A. Base Salary: The Employee shall be paid a base salary of One Hundred Thirty Five Thousand Dollars ($135,000) per year (the "Base Salary"), to be adjusted each year in accordance with the Consumer Price Index ("CPI") in effect for such year, payable in installments, in arrears, in accordance with the Company's regular payroll practices, but not less often than monthly.


B. Bonus: The Employee shall, in addition to the Base Salary, receive an annual bonus as shall be determined by the Company's Board of Directors.


C. Stock Option Plan: The Employee shall participate in such Stock Option Plan or Plans as shall be determined by the Company's Board of Directors.